UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2015, Apollo Medical Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Network Medical Management, Inc. (“NMM”) pursuant to which the Company sold to NMM, and NMM purchased from the Company, in a private offering of securities, 1,111,111 investment units (the “Units”), each unit consisting of one share of the Company’s Series A Preferred Stock (the “Preferred Stock”) and a stock purchase warrant (the “Warrants”) to purchase one share of the Company’s common stock (the “Common Stock”) at an exercise price of $9.00 per share. NMM paid the Company an aggregate $10,000,000 for the Units, the proceeds of which were used by the Company primarily to repay certain outstanding indebtedness owed by the Company to NNA of Nevada, Inc. (“NNA”) and the balance for working capital. See Item 8.01, “Other Events”.

The Preferred Stock has a liquidation preference in the amount of $9.00 per share plus any declared and unpaid dividends. The Preferred Stock can be voted for the number of shares of Common Stock into which the Preferred Stock could then be converted, which initially is one-for-one.

The Preferred Stock is convertible into Common Stock, at the option of NMM, at any time after issuance at an initial conversion rate of one-for-one, subject to adjustment in the event of stock dividends, stock splits and certain other similar transactions. The Preferred Stock is mandatorily convertible not sooner than the earlier to occur of (i) the later of (x) January 31, 2017 or (y) 60 days after the date on which the Company files its quarterly report on Form 10-Q for the period ending September 30, 2016 (the “Redemption Expiration Date”); or (ii) the date on which the Company received the written, irrevocable decision of NMM not to require a redemption of the Preferred Stock (as described in the following paragraph), in the event that the Company engages in one or more transactions resulting in gross proceeds of not less than $5,000,000, not including the proceeds of the transaction with NMM.

At any time prior to conversion and through the Redemption Expiration Date, the Preferred Stock may be redeemed at the option of NMM, on one occasion, in the event that the Company’s net revenues for the four quarters ending September 30, 2016, as reported in its periodic filings under the Securities Exchange Act of 1934, as amended, are less than $60,000.000. In such event, the Company shall have up to one year from the date of the notice of redemption by NMM to redeem the Preferred Stock, the Warrants and any shares of Common Stock issued in connection with the exercise of any Warrants theretofore (collectively the “Redeemed Securities”), for the aggregate price paid therefor by NMM, together with interest at a rate of 10% per annum from the date of the notice of redemption until the closing of the redemption. Any mandatory conversion described in the previous paragraph shall not take place until such time as it is determined that that conditions for the redemption of the Redeemed Securities have not been satisfied or, if such conditions exist, NMM has decided not to have such securities redeemed.

The Warrants may be exercised at any time after issuance and through October 14, 2020, for $9.00 per share, subject to adjustment in the event of stock dividends and stock splits. Alternatively, the Warrants may be exercised pursuant to a “cashless exercise” feature, for that number of shares of Common Stock determined by dividing (x) the aggregate Fair Market Value (as defined in the Warrant) of the shares in respect of which the Warrant is being converted minus the aggregate Warrant Exercise Price (as defined in the Warrant) of such shares by (y) the Fair Market Value of one share of Common Stock. The Warrants are not separately transferable from the Preferred Stock. The Warrants are subject to redemption in the event the Preferred Stock is redeemed by NMM, as described above.

Pursuant to the Agreement, NMM has the right to designate to the Nominating/Corporate Governance Committee of the Board of Directors one person to be nominated as a director of the Company. Prior to the time of such appointment or election, one person designated by the Purchaser shall have observer status, without a vote, on the Board of Directors.

Without the written consent of NMM, between the Closing Date and the six month anniversary of the Closing Date, the Company shall not acquire, sell all or substantially all of its assets to, effect a change of control, or merge, combine or consolidate with, any other Person engaged in the business of being a medical service organization (MSO), accountable care organization (ACO) or independent practice association (IPA), or enter into any agreement with respect to any of the foregoing.

The Agreement contains other provisions typical of a transaction of this nature, including without limitation, representation and warranties, mutual indemnification by the parties, governing law and venue for resolution of disputes.

 The securities sold to NMM have not been registered under the Securities Act and there are no registration rights with respect thereto. The securities have been appropriately legended with respect to such restrictions on transferability and with respect to the right of redemption described above.

Item 3.02	Unregistered Sales of Equity Securities.

On October 14, 2015, the Company sold to NMM 1,111,111 shares of Preferred Stock and Warrants to purchase 1,111,111 shares of Common Stock, for gross proceeds of $10,000,000. The terms of the Preferred Stock and Warrants are more fully described in “Item 1.01. Entry into a Definitive Material Agreement”.

The securities were sold by the Company to NMM in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

On October 15, 2015, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in connection with the creation of the Series A Preferred Stock sold to NMM on October 14, 2015. The terms of the Preferred Stock are more fully described in “Item 1.01. Entry into a Definitive Material Agreement”.

On October 14, 2015, the Company issued the Warrants to NMM in connection with its purchase of the securities described in “Item 1.01. Entry into a Definitive Material Agreement”.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2015, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, creating the Preferred Stock, in accordance with the transactions described under “Item 1.01. Entry into a Material Definitive Agreement”.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2015, the Company issued a press release announcing the transactions described more fully under “Item 1.01. Entry into a Material Definitive Agreement”. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 8.01.	Other Events

In connection with the transactions with NMM described in more detail in “Item 1.01. Entry into a Material Definitive Agreement”, on October 15, 2015, the Company repaid, from the proceeds of the sale of the securities therein described, its outstanding term loan and revolving credit facility with NNA pursuant to a Credit Agreement dated March 28, 2014 between the Company and NNA in the aggregate amount of $7,304,506.03, consisting of principal plus accrued interest.

Additionally, NNA, as holder, has agreed in principle to convert the Company’s Convertible Note dated March 28, 2014 in the principal amount of $2,000,000 into 275,000 shares of the Company’s Common Stock and exercise all of its related Common Stock Purchase Warrants dated March 28, 2014 into 375,000 shares of the Company’s Common Stock on a cashless basis. Assuming the foregoing transactions are consummated, the Company will receive no proceeds from NNA and it will have no further indebtedness owed to NNA. The Company currently anticipates that these transactions will be completed within the next few weeks.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock dated October 14, 2015

4.1	Stock Purchase Warrant dated October 14, 2015 issued to Network Medical Management, Inc.

10.1	Securities Purchase Agreement dated October 14, 2015 between Apollo Medical Holdings, Inc. and Network Medical Management, Inc.

99.1	Press Release dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: October 19, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer